Exhibit 4.15

Equity Pledge Agreement

for

Shanghai eHi Car Sharing Information

Technology Co., Ltd.

BETWEEN

Wang Chengzhu

AND

Shanghai eHi Car Rental Co., Ltd.

January 25, 2015

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is made as of this 25th day of January, 2015 in Shanghai, the People’s Republic of China (hereinafter referred to as “PRC”) by and between:

(1)             Wang Chengzhu (hereinafter referred to as the “Pledger”)

ID No.: 320822197906050919

(2)             Shanghai eHi Car Rental Co., Ltd. (hereinafter referred to as the “Pledgee”)

Registered Address: Room 409, 555 Wenxi Road No. 49, Shanghai

( Each of the foregoing parties is hereinafter referred to individually as a “Party” and collectively the “Parties”.)

Whereas:

(1)             The Pledger is the registered shareholder of Shanghai eHi Car Sharing Information Technology Co., Ltd. (Business License Registration No.: 310108000588370, hereinafter referred to as the “Company”), duly holding 30% equity interests in the Company (hereinafter referred to as the “Target Equity”). As of the date of this Agreement, his contribution to and percentages of the registered capital of the Company are set out in Appendix I hereto.

(2)            The Pledger and Pledgee have entered into a Loan Agreement dated January 16, 2015 (hereinafter referred to as the “Loan Agreement”) under which the Pledgee will provide a loan of RMB 300,000.00 to the Pledger.

(3)            The Pledgee, the Pledger and the Company have entered into that certain Call Option and Cooperation Agreement dated January 25, 2015.

(4)            The Pledgee and the Company have entered into an Exclusive Technical Services and Consulting Agreement dated January 25, 2015.

(5)            The Pledger agrees to, for the security of performing the Contractual Obligations (as defined below) by the Pledger and the Company and of the repayment of the Secured Debts (as defined below), pledge all of his Target Equity to the Pledgee and grant the Pledge the right to request for repayment on first priority.

NOW, THEREFORE, upon friendly negotiation, the Parties hereby agree as follows:

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Article I Definitions

1.1                                        Unless otherwise provided by the context hereof, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations”:

shall mean all the contractual obligations assumed by the Pledger under the Loan Agreement, the Call Option and Cooperation Agreement and this Agreement, as well as all the contractual obligations assumed by the Company under the Exclusive Technical Services and Consulting Agreement.

“Secured Debts”:

shall mean any monetary payment obligation assumed by the Pledger and/or the Company under the Transaction Agreements; any and all direct, indirect or consequential losses and anticipated profit loss suffered by the Pledgee due to any Event of Default (as defined below) of the Pledger and/or the Company; and all costs as may be incurred by the Pledgee in connection with its enforcement of the performance of the Contractual Obligations against the Pledger and/or the Company.

“Transaction Agreements”:	shall mean the Loan Agreement, the Call Option and Cooperation Agreement and this Agreement, and the Exclusive Technical Services and Consulting Agreement.

“Event of Default”:	shall mean any violation of any Contractual Obligations by the Pledger and/or the Company.

“Pledged Property”:

shall mean the Target Equity in the Company as lawfully owned by the Pledger as of the effective date hereof and pledged hereunder to Pledgee for the security of performing the Contractual Obligations by the Pledger and the Company and of the payment of the Secured Debts (see Appendix I hereof for the specific Equity Pledge of the Pledger), and any increased capital contributions and any dividend as described in Article 2.5 hereof.

“PRC Law”:

shall mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding and regulatory documents of the People’s Republic of China.

“Equity Pledge”:	shall have the meaning ascribed to it in Article 2.2 hereof.

“Rights of Such Party”:	shall have the meaning ascribed to it in Article 12.6 hereof.

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1.2                                        Any reference to any PRC Laws herein shall be deemed to:

(1)            include a reference to such PRC law as modified, amended, supplemented and reenacted, irrespective of whether it comes into force before or after the execution of this Agreement; and

(2)            include a reference to any other decisions, circular and regulations enacted in accordance therewith or effective as a result thereof.

1.3                                        Unless otherwise specified by the context, any reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article II Equity Pledge

2.1                                        The Pledger hereby agrees to pledge, in accordance with the terms hereof, his lawfully owned and rightfully disposable Pledged Property to Pledgee as security for performance by Pledger and the Company of the Contractual Obligations and the repayment of the Secured Debts.

2.2                                        Pledger shall, on the date hereof, record the pledge arrangement of the Target Equity (“Equity Pledge”) hereunder in the shareholders’ register of the Company.

2.3                                        During the term of this Agreement, except for the willful misconduct or gross negligence of Pledgee which is directly causally related to the diminution in value of the Pledged Property as proven by evidence, the Pledgee shall not be liable in any way to , nor shall Pledger have any right to claim in any way against or propose any demands on Pledgee, in respect of the said diminution in value of the Pledged Property. If the Pledged Property suffers or is likely to suffer a value diminution, including, without limitation, the deterioration of the financial situation of the Company and other situations where Pledger reasonably believes its rights are impaired, Pledgee shall provide the security equal to the diminished value or take other remedies per the request of Pledger.

2.4                                        Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Property in such manner as prescribed in Article IV hereof.

2.5                                        Pledger may not receive any dividend or bonus in respect of the Pledged Property except with prior consent of Pledgee. Any dividend or bonus received by Pledger in respect of the Pledged Property shall be deposited into an account designated by Pledgee and subject to the supervision of Pledgee and will be used as the Pledged Property to repay in priority the Secured Debts.

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2.6                                        Upon occurrence of an Event of Default, the Pledgee shall be entitled to dispose of any Pledged Property of the Pledger pursuant to this Agreement.

Article III Release of Pledge

Upon full and complete performance by Pledger and the Company of all of their Contractual Obligations and their satisfaction of all of the Secured Debts, the Pledgee shall, as required by the Pledger, release the pledge hereunder and assist the Pledger in relation to the deregistration of the Equity Pledge in the shareholder register of the Company, any reasonable cost arising out of such release of pledge shall be borne by the Pledgee.

Article IV Disposal of the Pledged Property

4.1                                        The Pledger and the Pledgee hereby agree that upon occurrence of any Event of Default , the Pledgee has the right to exercise all the remedial rights and powers that he is entitled to under the PRC Laws, the Transaction Agreements and the provisions of this Agreement, including but not limited to the right to auction or sell the Pledged Property for satisfaction of claims in priority. The Pledgee shall not be liable to any losses caused by its reasonable exercise of such rights and powers.

4.2                                        The Pledgee has the right to appoint in writing its counsels or other agents to exercise all or any part of his rights and powers above, and the Pledger shall not oppose thereto.

4.3                                        The reasonable costs incurred by Pledgee in connection with the exercise of any and all rights and powers set out in Article 4.1 and 4.2 shall be borne by Pledger, and the Pledgee has the right to fully deduct such costs from the proceeds gained from his exercise of such rights and powers.

4.4                                        The proceeds gained from the Pledgee’s exercise of his rights and powers shall be applied in the following order of precedence:

Firstly, towards payment of all costs arising out of the disposal of the Pledged Property and the Pledgee’s exercise of his rights and powers (including but not limited to fees paid to its counsels and agents);

Secondly, towards payment of the taxes and charges payable in connection with the disposal of the Pledged Property; and

Thirdly, towards repayment of the Secured Debts to the Pledgee.

and any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledger or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ located at the place of Pledgee (any costs rising out of such deposit shall be borne by the Pledger).

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4.5                                        The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to auction or sell the Pledged Property hereunder.

Article V Costs and Expenses

Any and all actual costs and expenses arising in connection with the creation of the Equity Pledge hereunder, including but not limited to the stamp duty and any other taxes and all legal fees and etc., shall be assumed by the Pledgee.

Article VI Continuing Guarantee and Non-Waiver

The Equity Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full satisfaction of the Secured Debts. Neither any waiver or grace period granted by the Pledgee with respect to any breach of the Pledger nor any delay of Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee under this Agreement, the Transaction Agreements and the relevant PRC Laws to require the Pledger to strictly perform the Transaction Agreements and this Agreement.

Article VII Representations and Warranties

The Pledger hereby represents and warrants to the Pledgee as follows:

7.1                                        He is a Chinese citizen with full civil capacity; he has full and independent legal status and legal capacity and has been duly authorized to execute, deliver and perform this Agreement and can act as a party to a lawsuit independently.

7.2                                       He has the full power and authorization to execute and deliver this Agreement and any other documents to be executed by him with respect to the transactions hereof remaining, as well as to complete the transactions contemplated hereby.

7.3                                        All the reports, documents and information related to the Pledger and all the matters required under this Agreement that the Pledger provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects.

7.4                                        All the reports, documents and information related to the Pledger and all the matters required under this Agreement to be provided by the Pledger to the Pledgee after the effectiveness of this Agreement will be true and valid in all material respects.

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7.5                                        As of the effectiveness of this Agreement, the Pledger is the sole lawful owner of the Pledged Property free from any ongoing disputes as to the ownership thereof; and the Pledger is entitled to dispose of the Pledged Property or any part thereof.

7.6                                        Other than the security interest created over the Pledged Property under this Agreement and the rights created under the Transaction Agreements, the Pledged Property is free from any other security interest or third party rights or security interests.

7.7                                        Upon execution of the Agreement, the Pledged Property may be lawfully pledged and assigned, and the Pledger has full rights and powers to pledge the Pledged Property to the Pledgee in accordance with the provisions of this Agreement.

7.8                                        This Agreement, upon due execution by the Pledger, constitutes the lawful, valid and binding obligations of the Pledger.

7.9                                        All consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, have been obtained or pursued and will remain fully valid during the term of this Agreement.

7.10                                 The execution and performance by the Pledger of this Agreement do not violate or conflict with any law applicable to the Pledger, any agreement to which the Pledger is a party or by which his/her assets are bound, any court judgments, any arbitral award, or any decision of any administrative authority.

7.11                                 The pledge under this Agreement constitutes the security interest over the Pledged Property with the first priority.

7.12                                 All taxes and expenses payable for obtainment of the Pledged Property have been paid by the Pledger in full.

7.13                                 There are no pending or to the knowledge of Pledger, threatened lawsuit, legal proceeding or claims before any court or arbitral tribunal or by any government body or administrative authority against the Pledger or their properties or the Pledged Property, which will have a material or adverse effect on the financial conditions of the Pledger or his ability to perform his obligations and pay the Security Debts under this Agreement.

7.14                                The Pledger hereby warrants to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any circumstance and at any time before the Contractual Obligations are performed in full or the Secured Debts are paid in full.

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Article VIII Undertakings

8.1                                           Pledger’s Undertakings

The Pledger hereby undertakes to the Pledgee as follows:

8.1.1                     Without the prior written consent of the Pledgee, the Pledger shall not create, or allow to be created, any new pledge or any other security interest over the Pledged Property. Any pledge or other security interest created over all or any part of the Pledged Property without the prior written consent of the Pledgee shall be null and void.

8.1.2                     In the event of occurrence of any lawsuit, arbitration or other claim which may have adverse effect on the interests of the Pledger or the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Property, the Pledger undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure the pledge interest of the Pledgee over the Pledged Property.

8.1.3                     The Pledger shall not take, or allow to be taken, any activity or action which may have adverse effect on the Pledgee’s interest under the Transaction Agreements and this Agreement or on the Pledged Property.

8.1.4                     The Pledger undertakes to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the pledge interest of the Pledgee over the Pledged Property and the exercise and realization thereof.

8.1.5                     If the exercise of the right of pledge under this Agreement results in the transfer of any Pledged Property, the Pledger undertakes to take all measures to complete such transfer.

Article IX Change of Circumstances

In addition to and without violating the Transaction Agreements and other provisions of this Agreement, if at any time, due to the promulgation or change of any PRC Law, regulations or rules, or the change of interpretation or application of such laws, regulations or rules, or the change of relevant registration procedures, the Pledgee believes that it is illegal or in conflict with such laws, regulations and rules to keep this Agreement effective and/or to dispose of the Pledged Property in accordance with this Agreement, the Pledger shall promptly take any action and/or execute any agreement or other documents upon written instruction by the Pledgee and as reasonably required by the Pledgee, so as to:

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(1)  keep this Agreement effective;

(2)  facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3)  keep or realize the intention established in this Agreement.

Article X Effectiveness and Term of this Agreement

10.1                        This Agreement shall come into effect upon the satisfaction of all of the following conditions:

(1)  this Agreement has been duly executed by the Parties;

(2)  the Equity Pledge hereunder has been legally recorded in the Company’s shareholder register.

The Pledger shall provide Pledgee with the evidence, in a form satisfactory to Pledgee, of the aforesaid recording of the Equity Pledge in the shareholders’ register.

10.2                       The term of this Agreement shall end upon the full performance of the Contractual Obligations or the full payment of the Secured Debts.

Article XI Notices

11.1                       Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

11.2                       Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery, if delivered in person; or five (5) days after posting, if delivered by mail.

Article XII Miscellaneous

12.1                       The successors or permitted assignees (if any) of the Pledger shall be obligated to continue to perform all the obligations of the Pledger under this Agreement.

12.2                       The sum of the Secured Debts determined by Pledgee in its discretion in connection with its exercise of its rights of pledge with respect to the Pledged Property in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Debts hereunder.

12.3                       This Agreement is written in Chinese and executed in five (5) originals, with one (1) original to be retained by each Party hereto. Additional originals may be executed for the purpose of registration or filing (if necessary).

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12.4                       The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Laws.

12.5                       Any dispute arising from and in connection with this Agreement shall be first settled through friendly negotiation by the disputing parties. In case no settlement to disputes can be reached after thirty (30) days, the disputes shall then be submitted to the court with jurisdiction and settled through action.

12.6                       None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, the exercising by one Party of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

12.7                       No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Party’s Rights”) shall result in a waiver thereof, nor shall the waiver of any single or partial exercise of such rights shall exclude such Party from exercising such rights in any other way and exercising such other Party’s Rights.

12.8                       The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

12.9                       Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.10                Any amendment and supplement to this Agreement shall be in written form and shall only come into effect after duly executed by the parties.

12.11                This Agreement shall be binding on the legal assignees or successors of the Parties.

[Remainder of Page Intentionally Left Blank]

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[Execution Page]

IN WITNESS WHEREOF, this Agreement is executed by the following Parties on the date and at the place first set forth above.

Wang Chengzhu
By:	/s/ Wang Chengzhu

Shanghai eHi Car Rental Co., Ltd.
(Seal)

By:	/s/ Ruiping Zhang
Name:
Title: authorized representative

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Appendix I:

Company General Information

Company name: Shanghai eHi Car Sharing Information Technology Co., Ltd.

Registered Address: Room 1120, Baode Road No. 177, 181, 183, Zhabei District, Shanghai.

Registered capital: RMB 1 million

Shareholding structure:

Shareholder name	Contribution in registered capital (RMB 00,000)	Percentage of contributions (%)
Wang Chengzhu	30	30
Zhang Wen	70	70
Total	100	100

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Equity Pledge Agreement

for

Shanghai eHi Car Sharing Information

Technology Co., Ltd.

BETWEEN

Zhang Wen

AND

Shanghai eHi Car Rental Co., Ltd.

January 25, 2015

Equity Pledge Agreement

This Equity Pledge Agreement (hereinafter referred to as the “Agreement”) is made as of this 25th day of January, 2015 in Shanghai, the People’s Republic of China (hereinafter referred to as “PRC”) by and between:

(1)             Zhang Wen (hereinafter referred to as the “Pledger”)

ID No.: 310109198606264011

(2)             Shanghai eHi Car Rental Co., Ltd. (hereinafter referred to as the “Pledgee”)

Registered Address: Room 409, 555 Wenxi Road No. 49, Shanghai

( Each of the foregoing parties is hereinafter referred to individually as a “Party” and collectively the “Parties”.)

Whereas:

(1)             The Pledger is the registered shareholder of Shanghai eHi Car Sharing Information Technology Co., Ltd. (Business License Registration No.: 310108000588370, hereinafter referred to as the “Company”), duly holding 30% equity interests in the Company (hereinafter referred to as the “Target Equity”). As of the date of this Agreement, his contribution to and percentages of the registered capital of the Company are set out in Appendix I hereto.

(2)            The Pledger and Pledgee have entered into a Loan Agreement dated January 16, 2015 (hereinafter referred to as the “Loan Agreement”) under which the Pledgee will provide a loan of RMB 700,000.00 to the Pledger.

(3)            The Pledgee, the Pledger and the Company have entered into that certain Call Option and Cooperation Agreement dated January 25, 2015.

(4)            The Pledgee and the Company have entered into an Exclusive Technical Services and Consulting Agreement dated January 25, 2015.

(5)            The Pledger agrees to, for the security of performing the Contractual Obligations (as defined below) by the Pledger and the Company and of the repayment of the Secured Debts (as defined below), pledge all of his Target Equity to the Pledgee and grant the Pledge the right to request for repayment on first priority.

NOW, THEREFORE, upon friendly negotiation, the Parties hereby agree as follows:

Article I Definitions

1.1                                        Unless otherwise provided by the context hereof, the following terms shall have the following meanings in this Agreement:

“Contractual Obligations”:

shall mean all the contractual obligations assumed by the Pledger under the Loan Agreement, the Call Option and Cooperation Agreement and this Agreement, as well as all the contractual obligations assumed by the Company under the Exclusive Technical Services and Consulting Agreement.

“Secured Debts”:

shall mean any monetary payment obligation assumed by the Pledger and/or the Company under the Transaction Agreements; any and all direct, indirect or consequential losses and anticipated profit loss suffered by the Pledgee due to any Event of Default (as defined below) of the Pledger and/or the Company; and all costs as may be incurred by the Pledgee in connection with its enforcement of the performance of the Contractual Obligations against the Pledger and/or the Company.

“Transaction Agreements”:	shall mean the Loan Agreement, the Call Option and Cooperation Agreement and this Agreement, and the Exclusive Technical Services and Consulting Agreement.

“Event of Default”:	shall mean any violation of any Contractual Obligations by the Pledger and/or the Company.

“Pledged Property”:

shall mean the Target Equity in the Company as lawfully owned by the Pledger as of the effective date hereof and pledged hereunder to Pledgee for the security of performing the Contractual Obligations by the Pledger and the Company and of the payment of the Secured Debts (see Appendix I hereof for the specific Equity Pledge of the Pledger), and any increased capital contributions and any dividend as described in Article 2.5 hereof.

“PRC Law”:

shall mean the then effective laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding and regulatory documents of the People’s Republic of China.

“Equity Pledge”:	shall have the meaning ascribed to it in Article 2.2 hereof.

“Rights of Such Party”:	shall have the meaning ascribed to it in Article 12.6 hereof.

1.2                                        Any reference to any PRC Laws herein shall be deemed to:

(1)            include a reference to such PRC law as modified, amended, supplemented and reenacted, irrespective of whether it comes into force before or after the execution of this Agreement; and

(2)            include a reference to any other decisions, circular and regulations enacted in accordance therewith or effective as a result thereof.

1.3                                        Unless otherwise specified by the context, any reference to a provision, clause, section or paragraph shall be a reference to a provision, clause, section or paragraph of this Agreement.

Article II Equity Pledge

2.1                                        The Pledger hereby agrees to pledge, in accordance with the terms hereof, his lawfully owned and rightfully disposable Pledged Property to Pledgee as security for performance by Pledger and the Company of the Contractual Obligations and the repayment of the Secured Debts.

2.2                                        Pledger shall, on the date hereof, record the pledge arrangement of the Target Equity (“Equity Pledge”) hereunder in the shareholders’ register of the Company.

2.3                                        During the term of this Agreement, except for the willful misconduct or gross negligence of Pledgee which is directly causally related to the diminution in value of the Pledged Property as proven by evidence, the Pledgee shall not be liable in any way to , nor shall Pledger have any right to claim in any way against or propose any demands on Pledgee, in respect of the said diminution in value of the Pledged Property. If the Pledged Property suffers or is likely to suffer a value diminution, including, without limitation, the deterioration of the financial situation of the Company and other situations where Pledger reasonably believes its rights are impaired, Pledgee shall provide the security equal to the diminished value or take other remedies per the request of Pledger.

2.4                                        Upon occurrence of any Event of Default, the Pledgee shall be entitled to dispose of the Pledged Property in such manner as prescribed in Article IV hereof.

2.5                                        Pledger may not receive any dividend or bonus in respect of the Pledged Property except with prior consent of Pledgee. Any dividend or bonus received by Pledger in respect of the Pledged Property shall be deposited into an account designated by Pledgee and subject to the supervision of Pledgee and will be used as the Pledged Property to repay in priority the Secured Debts.

2.6                                        Upon occurrence of an Event of Default, the Pledgee shall be entitled to dispose of any Pledged Property of the Pledger pursuant to this Agreement.

Article III Release of Pledge

Upon full and complete performance by Pledger and the Company of all of their Contractual Obligations and their satisfaction of all of the Secured Debts, the Pledgee shall, as required by the Pledger, release the pledge hereunder and assist the Pledger in relation to the deregistration of the Equity Pledge in the shareholder register of the Company, any reasonable cost arising out of such release of pledge shall be borne by the Pledgee.

Article IV Disposal of the Pledged Property

4.1                                        The Pledger and the Pledgee hereby agree that upon occurrence of any Event of Default , the Pledgee has the right to exercise all the remedial rights and powers that he is entitled to under the PRC Laws, the Transaction Agreements and the provisions of this Agreement, including but not limited to the right to auction or sell the Pledged Property for satisfaction of claims in priority. The Pledgee shall not be liable to any losses caused by its reasonable exercise of such rights and powers.

4.2                                        The Pledgee has the right to appoint in writing its counsels or other agents to exercise all or any part of his rights and powers above, and the Pledger shall not oppose thereto.

4.3                                        The reasonable costs incurred by Pledgee in connection with the exercise of any and all rights and powers set out in Article 4.1 and 4.2 shall be borne by Pledger, and the Pledgee has the right to fully deduct such costs from the proceeds gained from his exercise of such rights and powers.

4.4                                        The proceeds gained from the Pledgee’s exercise of his rights and powers shall be applied in the following order of precedence:

Firstly, towards payment of all costs arising out of the disposal of the Pledged Property and the Pledgee’s exercise of his rights and powers (including but not limited to fees paid to its counsels and agents);

Secondly, towards payment of the taxes and charges payable in connection with the disposal of the Pledged Property; and

Thirdly, towards repayment of the Secured Debts to the Pledgee.

and any balance after the deduction of the foregoing payments shall either be returned by the Pledgee to the Pledger or any other person who may be entitled to such balance under relevant laws and regulations or be deposited by the Pledgee with a notary organ located at the place of Pledgee (any costs rising out of such deposit shall be borne by the Pledger).

4.5                                        The Pledgee shall have the right to exercise, at its option, concurrently or successively, any of its breach of contract remedies; Pledgee shall not be required to first exercise other breach of contract remedies prior to exercising its right to auction or sell the Pledged Property hereunder.

Article V Costs and Expenses

Any and all actual costs and expenses arising in connection with the creation of the Equity Pledge hereunder, including but not limited to the stamp duty and any other taxes and all legal fees and etc., shall be assumed by the Pledgee.

Article VI Continuing Guarantee and Non-Waiver

The Equity Pledge created hereunder shall constitute a continuing guarantee and shall remain valid until full performance of the Contractual Obligations or full satisfaction of the Secured Debts. Neither any waiver or grace period granted by the Pledgee with respect to any breach of the Pledger nor any delay of Pledgee in its exercise of any of its rights under the Transaction Agreements and this Agreement shall affect the rights of the Pledgee under this Agreement, the Transaction Agreements and the relevant PRC Laws to require the Pledger to strictly perform the Transaction Agreements and this Agreement.

Article VII Representations and Warranties

The Pledger hereby represents and warrants to the Pledgee as follows:

7.1                                        He is a Chinese citizen with full civil capacity; he has full and independent legal status and legal capacity and has been duly authorized to execute, deliver and perform this Agreement and can act as a party to a lawsuit independently.

7.2                                       He has the full power and authorization to execute and deliver this Agreement and any other documents to be executed by him with respect to the transactions hereof remaining, as well as to complete the transactions contemplated hereby.

7.3                                        All the reports, documents and information related to the Pledger and all the matters required under this Agreement that the Pledger provided to the Pledgee prior to the effectiveness of this Agreement are true and accurate in all material respects.

7.4                                        All the reports, documents and information related to the Pledger and all the matters required under this Agreement to be provided by the Pledger to the Pledgee after the effectiveness of this Agreement will be true and valid in all material respects.

7.5                                        As of the effectiveness of this Agreement, the Pledger is the sole lawful owner of the Pledged Property free from any ongoing disputes as to the ownership thereof; and the Pledger is entitled to dispose of the Pledged Property or any part thereof.

7.6                                        Other than the security interest created over the Pledged Property under this Agreement and the rights created under the Transaction Agreements, the Pledged Property is free from any other security interest or third party rights or security interests.

7.7                                        Upon execution of the Agreement, the Pledged Property may be lawfully pledged and assigned, and the Pledger has full rights and powers to pledge the Pledged Property to the Pledgee in accordance with the provisions of this Agreement.

7.8                                        This Agreement, upon due execution by the Pledger, constitutes the lawful, valid and binding obligations of the Pledger.

7.9                                        All consents, permissions, waivers or authorizations by any third party or any approval, license or exemption from or any registration or filing formalities with any governmental body (if required by law), requisite in each case for the execution and performance of this Agreement and the creation of the Equity Pledge hereunder, have been obtained or pursued and will remain fully valid during the term of this Agreement.

7.10                                 The execution and performance by the Pledger of this Agreement do not violate or conflict with any law applicable to the Pledger, any agreement to which the Pledger is a party or by which his/her assets are bound, any court judgments, any arbitral award, or any decision of any administrative authority.

7.11                                 The pledge under this Agreement constitutes the security interest over the Pledged Property with the first priority.

7.12                                 All taxes and expenses payable for obtainment of the Pledged Property have been paid by the Pledger in full.

7.13                                 There are no pending or to the knowledge of Pledger, threatened lawsuit, legal proceeding or claims before any court or arbitral tribunal or by any government body or administrative authority against the Pledger or their properties or the Pledged Property, which will have a material or adverse effect on the financial conditions of the Pledger or his ability to perform his obligations and pay the Security Debts under this Agreement.

7.14                                The Pledger hereby warrants to the Pledgee that the above representations and warranties will all be true and accurate and be fully complied with under any circumstance and at any time before the Contractual Obligations are performed in full or the Secured Debts are paid in full.

Article VIII Undertakings

8.1                                           Pledger’s Undertakings

The Pledger hereby undertakes to the Pledgee as follows:

8.1.1                     Without the prior written consent of the Pledgee, the Pledger shall not create, or allow to be created, any new pledge or any other security interest over the Pledged Property. Any pledge or other security interest created over all or any part of the Pledged Property without the prior written consent of the Pledgee shall be null and void.

8.1.2                     In the event of occurrence of any lawsuit, arbitration or other claim which may have adverse effect on the interests of the Pledger or the Pledgee under the Transaction Agreements and this Agreement or on the Pledged Property, the Pledger undertakes to notify the Pledgee in writing as soon as possible and in a timely manner, and, as reasonably required by the Pledgee, to take all necessary measures to ensure the pledge interest of the Pledgee over the Pledged Property.

8.1.3                     The Pledger shall not take, or allow to be taken, any activity or action which may have adverse effect on the Pledgee’s interest under the Transaction Agreements and this Agreement or on the Pledged Property.

8.1.4                     The Pledger undertakes to, as reasonably required by the Pledgee, take all necessary measures and execute all necessary documents (including but not limited to any agreement supplemental to this Agreement) to ensure the pledge interest of the Pledgee over the Pledged Property and the exercise and realization thereof.

8.1.5                     If the exercise of the right of pledge under this Agreement results in the transfer of any Pledged Property, the Pledger undertakes to take all measures to complete such transfer.

Article IX Change of Circumstances

In addition to and without violating the Transaction Agreements and other provisions of this Agreement, if at any time, due to the promulgation or change of any PRC Law, regulations or rules, or the change of interpretation or application of such laws, regulations or rules, or the change of relevant registration procedures, the Pledgee believes that it is illegal or in conflict with such laws, regulations and rules to keep this Agreement effective and/or to dispose of the Pledged Property in accordance with this Agreement, the Pledger shall promptly take any action and/or execute any agreement or other documents upon written instruction by the Pledgee and as reasonably required by the Pledgee, so as to:

(1)  keep this Agreement effective;

(2)  facilitate the disposal of the Pledged Property in the way provided herein; and/or

(3)  keep or realize the intention established in this Agreement.

Article X Effectiveness and Term of this Agreement

10.1        This Agreement shall come into effect upon the satisfaction of all of the following conditions:

(1)  this Agreement has been duly executed by the Parties;

(2)  the Equity Pledge hereunder has been legally recorded in the Company’s shareholder register.

The Pledger shall provide Pledgee with the evidence, in a form satisfactory to Pledgee, of the aforesaid recording of the Equity Pledge in the shareholders’ register.

10.2                                The term of this Agreement shall end upon the full performance of the Contractual Obligations or the full payment of the Secured Debts.

Article XI Notices

11.1                                 Any notice, request, demand and other correspondences required by this Agreement or made in accordance with this Agreement shall be delivered in writing to the relevant Party.

11.2                                 Such notice or other correspondences shall be deemed delivered when it is transmitted if transmitted by fax or email; or upon delivery, if delivered in person; or five (5) days after posting, if delivered by mail.

Article XII Miscellaneous

12.1                                 The successors or permitted assignees (if any) of the Pledger shall be obligated to continue to perform all the obligations of the Pledger under this Agreement.

12.2                                 The sum of the Secured Debts determined by Pledgee in its discretion in connection with its exercise of its rights of pledge with respect to the Pledged Property in accordance with the terms hereof shall constitute the conclusive evidence for the Secured Debts hereunder.

12.3                                 This Agreement is written in Chinese and executed in five (5) originals, with one (1) original to be retained by each Party hereto. Additional originals may be executed for the purpose of registration or filing (if necessary).

12.4                                 The execution, effectiveness, performance, revision, interpretation and termination of this Agreement shall be governed by the PRC Laws.

12.5                                 Any dispute arising from and in connection with this Agreement shall be first settled through friendly negotiation by the disputing parties. In case no settlement to disputes can be reached after thirty (30) days, the disputes shall then be submitted to the court with jurisdiction and settled through action.

12.6                                 None of the rights, powers or remedies granted to any Party by any provision herein shall preclude any other rights, powers or remedies available to such Party at law and under the other provisions of this Agreement. In addition, the exercising by one Party of any of its rights, powers and remedies shall not exclude such Party from exercising any of its other rights, powers and remedies.

12.7                                 No failure or delay by a Party in exercising any rights, powers and remedies available to it hereunder or at law (“Party’s Rights”) shall result in a waiver thereof, nor shall the waiver of any single or partial exercise of such rights shall exclude such Party from exercising such rights in any other way and exercising such other Party’s Rights.

12.8                                 The headings of the provisions herein are for reference only, and in no event shall such headings be used for or affect the interpretation of the provisions hereof.

12.9                                 Each provision contained herein shall be severable and independent from each of the other provisions. If any one or more provisions herein become(s) invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provisions herein shall not be affected as a result thereof.

12.10                          Any amendment and supplement to this Agreement shall be in written form and shall only come into effect after duly executed by the parties.

12.11                          This Agreement shall be binding on the legal assignees or successors of the Parties.

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[Execution Page]

IN WITNESS WHEREOF, this Agreement is executed by the following Parties on the date and at the place first set forth above.

Zhang Wen
By:	/s/ Zhang Wen

Shanghai eHi Car Rental Co., Ltd.

(Seal)

By:	/s/ Ruiping Zhang
Name:
Title: authorized representative

Appendix I:

Company General Information

Company name: Shanghai eHi Car Sharing Information Technology Co., Ltd.

Registered Address: Room 1120, Baode Road No. 177, 181, 183, Zhabei District, Shanghai.

Registered capital: RMB 1 million

Shareholding structure:

Shareholder name	Contribution in registered capital (RMB 00,000)	Percentage of contributions (%)
Zhang Wen	70	70
Wang Chengzhu	30	30
Total	100	100